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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS, Agere Systems Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 85,000,000 shares of common stock, which may be Class A common stock, Class B common stock or a combination thereof, (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. 2001 Employee Stock Purchase Plan; and

        WHEREAS, the Company proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 180,000,000 shares of common stock, which may be Class A common stock, Class B common stock or a combination thereof, (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. 2001 Long Term Incentive Program; and

        WHEREAS, the Company proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements with respect to the issuance of up to 2,000,000 shares of common stock, which may be Class A common stock, Class B common stock or a combination thereof, (including the related Preferred Stock Purchase Rights), to be offered under the Agere Systems Inc. Non-Employee Director Stock Plan; and

                WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

        NOW, THEREFORE, the undersigned hereby constitutes and appoints John W. Gamble, Jr. and Mark T. Greenquist and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing


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thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.


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        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 5th day of April, 2001.


By: /s/ William R. Carapezzi, Jr.              By: /s/ Rae F. Sedel
Name:  William R. Carapezzi, Jr.               Name:  Rae F. Sedel
Title: Director                                Title: Director



By: /s/ Kevin G. DaSilva                       By: /s/ Harold A. Wagner
Name:  Kevin G. DaSilva                        Name:  Harold A. Wagner
Title: Director                                Title: Director



By: /s/ John T. Dickson                        By: /s/ Mark R. White
Name:  John T. Dickson                         Name:  Mark R. White
Title: President, Chief                        Title: Director
       Executive Officer
       and Director



By: /s/ Rajiv L. Gupta                         By: /s/ John A. Young
Name:  Rajiv L. Gupta                          Name:  John A. Young
Title: Director                                Title: Chairman of the
                                                      Board



By: /s/ Martina Hund-Mejean                    By: /s/ Mark T. Greenquist
Name:  Martina Hund-Mejean                     Name:  Mark T. Greenquist
Title: Director                                Title: Executive Vice
                                                      President and Chief
                                                      Financial Officer



By: /s/ Pamela O. Kimmet
Name:  Pamela O. Kimmet
Title: Director



By: /s/ Edward D. McKeever
Name:  Edward D. McKeever
Title: Director